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Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS
(Thousands of dollars, except per share data)
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                                  Six Months Ended June 30       Three Months Ended June 30
                                        1996           1995            1996              1995
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
Average shares outstanding             31,433,288     31,117,222       31,480,612        31,155,318
Net effect of stock
  options - based on the
  treasury stock method using
  average market price                  (1)             (1)             (1)              (1)
                                  ------------------------------------------------------------------
                                       31,433,288     31,117,222       31,480,612        31,155,318

Net income (loss)                         $68,122        $65,519          $34,524           $31,243

     Per-share amount                       $2.17          $2.11            $1.10             $1.00
                                            =====          =====            =====             =====

FULLY DILUTED
Average shares outstanding             31,433,288     31,117,222       31,480,612        31,155,318
Net effect of dilutive stock
  options - based on the
  treasury stock method using
  the average quarterly market
  price, if higher than exercise
  price                                   305,639        287,893          210,145           441,574
                                  ------------------------------------------------------------------
                                       31,738,927     31,405,115       31,690,757        31,596,892

Net income (loss)                         $68,122        $65,519          $34,524           $31,243

     Per-share amount                       $2.15          $2.09            $1.09             $0.99
                                            =====          =====            =====             =====

(1) Incremental number of shares excluded from calculation since they do not have a dilutive effect.
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